                               MERGER AGREEMENT

                           DATED AS OF JULY 22, 1999

                                 BY AND AMONG

                       IMPERIAL CREDIT INDUSTRIES, INC.

                           ICCMIC ACQUISITION CORP.

                                      AND

             IMPERIAL CREDIT COMMERCIAL MORTGAGE INVESTMENT CORP.

                               TABLE OF CONTENTS
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                                                                                                                 Page
                                                                                                                 ----
ARTICLE I
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THE MERGER..................................................................................................       2
     Section 1.1     The Merger.............................................................................       2
     Section 1.2     Effective Time.........................................................................       2
     Section 1.3     Closing of the Merger..................................................................       2
     Section 1.4     Effects of the Merger..................................................................       2
     Section 1.5     Charter and Bylaws; Amendments of Governing
                     Documents of Surviving Corporation Subsidiaries........................................       2
     Section 1.6     Board and Officers of the Surviving Corporation........................................       3
     Section 1.7     Conversion of Shares, Cancellation of Shares...........................................       3
     Section 1.8     Appraisal of the Management Contract Termination
                     Fee....................................................................................       3
     Section 1.9     Payment for Shares.....................................................................       5
     Section 1.10    Stock Option and Other Plans...........................................................       6
     Section 1.11    Stockholders' Meeting; SEC Materials...................................................       9

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............................................................      11
     Section 2.1     Organization and Qualification of the Company..........................................      11
     Section 2.2     Corporate Authorization................................................................      11
     Section 2.3     SEC Reports; Financial Statements......................................................      12
     Section 2.4     Consents and Approvals; No Violations..................................................      12
     Section 2.5     Opinion of Financial Advisor...........................................................      12
     Section 2.6     Brokers................................................................................      13
     Section 2.7     Information............................................................................      13
     Section 2.9     Rights Agreement; Charter..............................................................      13
     Section 2.10    Capitalization of the Company and Its Subsidiaries.....................................      13
     Section 2.11    No Defaults............................................................................      14

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND
PURCHASER...................................................................................................      14
     Section 3.1     Organization and Qualification of ICII and Merger
                     Sub....................................................................................      14
     Section 3.2     Corporate Authorization................................................................      15
     Section 3.3     SEC Reports; Financial Statements......................................................      15
     Section 3.4     Consents and Approvals; No Violations..................................................      15
     Section 3.5     Brokers................................................................................      16
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
     Section 3.6     Ownership of Company Capital Stock.....................................................      16
     Section 3.7     Information............................................................................      16
     Section 3.8     Financing..............................................................................      16
     Section 3.9     Conduct of Business of Merger Sub......................................................      17

ARTICLE IV

COVENANTS...................................................................................................      17
     Section 4.1     Conduct of Business of the Company.....................................................      17
     Section 4.2     Other Actions..........................................................................      19
     Section 4.3     Solicitation...........................................................................      19
     Section 4.4     Additional Agreements; Reasonable Best Efforts.........................................      21
     Section 4.5     Consents...............................................................................      21
     Section 4.6     Public Announcements...................................................................      21
     Section 4.7     Indemnification; Directors' and Officers' Insurance....................................      22
     Section 4.8     Notification of Certain Matters........................................................      24
     Section 4.9     SEC and Other Filings..................................................................      24
     Section 4.10    Stockholder Litigation.................................................................      25
     Section 4.11    SPB Loans..............................................................................      25
     Section 4.12    Final Company Dividend.................................................................      25
     Section 4.13    Employee Matters.......................................................................      25
     Section 4.14    Standstill.............................................................................      25
     Section 4.15    Transfer and Gains Taxes...............................................................      27
     Section 4.16    Access to Information..................................................................      28
     Section 4.17    Excess Share Provision.................................................................      28
     Section 4.18    State Takeover Statutes................................................................      29

ARTICLE V

CONDITIONS TO CONSUMMATION OF THE MERGER....................................................................      29
     Section 5.1     Conditions to Each Party's Obligations to Effect the
                     Merger.................................................................................      29
     Section 5.2     Conditions to the Obligations of the Company...........................................      30
     Section 5.3     Conditions to the Obligations of ICII and Merger
                     Sub....................................................................................      30
     Section 5.4     Frustration of Closing Conditions......................................................      31

ARTICLE VI

TERMINATION; AMENDMENT; WAIVER..............................................................................      31
     Section 6.1     Termination............................................................................      31
     Section 6.2     Effect of Termination..................................................................      32
     Section 6.3     Expenses...............................................................................      32
     Section 6.4     Amendment..............................................................................      33
     Section 6.5     Extension; Waiver......................................................................      33
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ARTICLE VII
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MISCELLANEOUS...............................................................................................      33
     Section 7.1     Non-survival of Representations and Warranties.........................................      33
     Section 7.2     Entire Agreement; Assignment...........................................................      33
     Section 7.3     Notices................................................................................      33
     Section 7.4     Governing Law..........................................................................      35
     Section 7.5     Descriptive Headings; Schedules, Interpretation........................................      35
     Section 7.6     Parties in Interest....................................................................      36
     Section 7.7     Severability...........................................................................      36
     Section 7.8     Consent to Jurisdiction................................................................      36
     Section 7.9     Enforcement............................................................................      37
     Section 7.10    Counterparts...........................................................................      37
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                             TABLE OF DEFINED TERMS
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                                                Cross Reference
Term                                             in Agreement                            Page

Actions......................................   Section 4.7(a).........................    22
Adjusted Company Option......................   Section 1.10(a)........................     6
Affiliate....................................   Section 1.10(f)........................     8
Agreement....................................   Preamble...............................     1
Appraiser....................................   Section 1.8............................     3
Appraised Value..............................   Section 1.8(a).........................     4
Articles of Merger...........................   Section 1.2............................     2
Certificates.................................   Sections 1.7(b)........................     3
Closing......................................   Section 1.3............................     2
Closing Date.................................   Section 1.3............................     2
Code.........................................   Section 1.10(a)........................     6
Company......................................   Preamble...............................     1
Company Board................................   Recitals...............................     1
Company Charter..............................   Section 2.8............................    13
Company Disclosure Schedule..................   Section 2.4............................    12
Company Material Adverse Effect..............   Section 2.1(b).........................    11
Company SEC Reports..........................   Section 2.3............................    12
Company Securities...........................   Section 2.9                                13
Company Stockholders.........................   Recitals...............................     1
Company Stock Option.........................   Section 1.10(a)........................     6
Company Stock Option Plan....................   Section 1.10(a)........................     6
Competing Transaction........................   Section 4.3(c).........................    20
Confidentiality Agreement....................   Section 4.16(b)........................    28
Control......................................   Section 7.5(b).........................    35
Controlled by................................   Section 7.5(b).........................    35
Effective Time...............................   Section 1.2............................     2
Exemption....................................   Section 4.17...........................    28
Exchange Act.................................   Section 1.10(e)........................     8
Final Company Dividend.......................   Section 4.12...........................    25
Financial Advisor............................   Recitals...............................     1
FBR..........................................   Section 3.5............................    16
GAAP.........................................   Section 2.3............................    12
ICII.........................................   Preamble...............................     1
ICII Common Stock............................   Section 1.10(a)........................     6
ICII Material Adverse Effect.................   Section 3.1(b).........................    14
ICII SEC Reports.............................   Section 3.3............................    15
ICII Shares..................................   Recitals...............................     1
Indemnified Party............................   Section 4.7(a).........................    22
Individual Ownership Limit...................   Section 4.17...........................    28
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
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
Knowledge....................................   Section 7.5(b).........................    36
Liens........................................   Section 4.1(i).........................    18
Management Agreement.........................   Section 1.8(a).........................     3
Management Contract Amount...................   Section 1.8(a).........................     3
Manager......................................   Section 1.8(a).........................     3
Maryland Department..........................   Section 1.2............................     2
Merger.......................................   Recitals...............................     1
Merger Consideration.........................   Recitals...............................     1
Merger Sub...................................   Preamble...............................     1
Merger Sub Common Stock......................   Section 1.7(c )........................     3
MGCL.........................................   Recitals...............................     1
Opinion......................................   Section 4.17...........................    28
Other Filings................................   Section 2.7............................    13
Paying Agent.................................   Section 1.9(a).........................     5
Payment Fund.................................   Section 1.9(a).........................     5
Person.......................................   Section 7.5(b).........................    35
Proxy Statement..............................   Section 1.11(a)........................     9
Qualifying Alternative Transaction...........   Section 4.14(b)........................    26
Regulatory Entity............................   Section 2.4............................    12
REIT.........................................   Section 4.1(c).........................    17
Rights Agreement.............................   Section2.8.............................    13
S-8..........................................   Section 1.10(f)........................     8
Schedule 13D.................................   Section 4.14(a)........................    26
Schedule 13E-3...............................   Section 1.11(d)........................    10
SEC..........................................   Section 1.10(e)........................     8
Securities Act...............................   Section 1.10(f)........................     8
Shares.......................................   Recitals...............................     1
Solicitation Period..........................   Section 4.3(a).........................    19
SPB..........................................   Section 4.11...........................    25
SPB Loans....................................   Section 4.11...........................    25
Special Committee............................   Recitals...............................     1
Special Meeting..............................   Section 1.11(a)........................     9
Superior Proposal............................   Section 4.3(c).........................    21
Surviving Corporation........................   Recitals...............................     1
Surviving Corporation Common Stock...........   Section 1.7(c).........................     3
Transfer and  Gains Taxes....................   Section 4.15...........................    27
Under Common Control With....................   Section 7.5(b).........................    35

                               MERGER AGREEMENT


          THIS MERGER AGREEMENT, dated as of July 22, 1999 (this "Agreement"),
                                                                  ---------
by and among Imperial Credit Commercial Mortgage Investment Corp., a Maryland corporation (the "Company"), Imperial Credit Industries, Inc., a California
                  -------
corporation ("ICII"), and ICCMIC Acquisition Corp., a Maryland corporation and
              ----
wholly owned subsidiary of ICII ("Merger Sub").
                                  ----------

          WHEREAS, ICII and certain of its subsidiaries and affiliates as set forth on Schedule I beneficially own 2,790,053 shares (the "ICII Shares") of the
         ----------                                         -----------
common stock, par value $0.0001 per share, of the Company (the "Shares");
                                                                ------

          WHEREAS, it is proposed that Merger Sub will merge with and into the Company (the "Merger"), with the Company continuing as the surviving corporation
              ------
(the "Surviving Corporation"), in accordance with the Maryland General
      ---------------------
Corporation Law ("MGCL"), pursuant to which Merger each issued and outstanding
                  ----
Share other than Shares held by ICII and its subsidiaries will be converted into the right to receive $11.50 per Share in cash, subject to adjustment as provided herein (as so adjusted, the "Merger Consideration"), upon the terms and subject
                             --------------------
to the conditions provided herein;

          WHEREAS, a special committee (the "Special Committee") comprised of
                                             -----------------
the four independent directors of the Board of Directors of the Company (the "Company Board") has received the written opinion of Prudential Securities
--------------
Incorporated (the "Financial Advisor") that, based on, and subject to, the
                   -----------------
various assumptions and qualifications set forth in such opinion, as of the date of such opinion, the Merger Consideration to be received by the holders of Shares (other than ICII and its subsidiaries and affiliates listed on Schedule
I) pursuant to the Merger is fair to such holders from a financial point of view;

          WHEREAS, the Special Committee has determined that it is in the best interests of the stockholders of the Company (the "Company Stockholders") to
                                                   --------------------
approve this Agreement and, subject to the provisions hereof, the Merger, and has voted to recommend to the Company Board that the Company Board recommend that the Company Stockholders approve this Agreement and, subject to the provisions hereof, the Merger; and

          WHEREAS, the Company Board has determined that it is in the best interests of the Company Stockholders to approve this Agreement and, subject to the provisions hereof, the Merger, has declared the Merger advisable, and has voted to approve the Merger upon the terms and subject to the conditions of this Agreement.

          NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the Company, ICII and Merger Sub hereby agree as follows:

                                   ARTICLE I

                                  THE MERGER

Section 1.

          Section 1.1  The Merger.  At the Effective Time (as defined in Section
                       ----------
1.2) and upon the terms and subject to the conditions of this Agreement and in accordance with the MGCL, Merger Sub shall be merged with and into the Company in the Merger. Following the Merger, the Company shall continue as the Surviving Corporation and the separate corporate existence of Merger Sub shall cease.

          Section 1.2  Effective Time.  Subject to the terms and conditions set
                       --------------
forth in this Agreement, as soon as practicable on the Closing Date (as defined in Section 1.3), the Company and Merger Sub will cause articles of merger (the "Articles of Merger") with respect to the Merger to be executed and filed with
 ------------------
the State Department of Assessments and Taxation of Maryland (the "Maryland
                                                                   --------
Department") pursuant to the MGCL.  The Merger shall become effective at such
----------
time on or after October 1, 1999 as the Articles of Merger have been duly filed with and accepted for record by the Maryland Department or at such subsequent time as is agreed between the parties and specified in the Articles of Merger, and such time is hereinafter referred to as the "Effective Time."
                                                 --------------

          Section 1.3  Closing of the Merger.  Subject to the satisfaction or
                       ---------------------
waiver of all of the conditions contained in Article V, but in no event prior to the expiration of the Solicitation Period (as defined in Section 4.3(a)), the closing of the Merger (the "Closing") will take place at a time and on a date to
                            -------
be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of all of the conditions set forth in Article V (the "Closing Date"), at the offices of Wachtell, Lipton, Rosen & Katz, 51 West
      ------------
52/nd/ Street, New York, New York 10019, unless another time, date or place is agreed to in writing by the parties hereto.

          Section 1.4  Effects of the Merger.  From and after the Effective
                       ---------------------
Time, the Merger shall have the effects set forth in Section 3-114 of the MGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises, of a public or private nature, of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

          Section 1.5  Charter and Bylaws; Amendments of Governing Documents of
                  --------------------------------------------------------
Surviving Corporation Subsidiaries.
----------------------------------

          (a) The charter of the Surviving Corporation shall be amended and restated as of the Effective Time so as to conform in all material respects with the terms of the charter of Merger Sub.

          (b) The bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          Section 1.6  Board and Officers of the Surviving Corporation.
                       -----------------------------------------------

          (a) The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation following the Merger, each to hold office until the earlier of such person's resignation or removal or until a successor is duly elected and qualified, as the case may be.

          (b) The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation following the Merger, each to hold office until the earlier of such person's resignation or removal or until a successor is duly elected and qualified, as the case may be.

          Section 1.7  Conversion of Shares, Cancellation of Shares.
                       --------------------------------------------

          (a) At the Effective Time, each Share issued and outstanding immediately prior to the Effective Time (other than Shares held by ICII or the Company or any subsidiary of ICII or the Company, which Shares, by virtue of the Merger and without any action on the part of the holder thereof, shall be cancelled and retired and shall cease to exist with no payment being made with respect thereto) shall be converted into the right to receive the Merger Consideration.

          (b) At the Effective Time, the holders of such certificates previously evidencing the Shares outstanding immediately prior to the Effective Time (the "Certificates") shall cease to have any rights with respect to such Shares other
 ------------
than the right to receive the Merger Consideration for each such Share or as otherwise provided herein or by law (including the right to receive dividends permitted hereby). Such Shares shall, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder thereof, be cancelled, retired and cease to exist, and no payment shall be made with respect thereto except as provided for herein.

          (c) At the Effective Time, each share of common stock, par value $0.0001 per share, of Merger Sub ("Merger Sub Common Stock") issued and
                                   -----------------------
outstanding immediately prior to the Effective Time shall be converted into an equal number of fully paid and nonassessable shares of common stock of the Surviving Corporation, par value $0.0001 per share ("Surviving Corporation Common Stock").
------------------------------------

          Section 1.8  Appraisal of the Management Contract Termination Fee.
                       ----------------------------------------------------

          (a) ICII and the Company shall cause one of the appraisal firms listed on Schedule II (or, in the event they cannot agree on a mutually acceptable firm
   -----------
from such list, they shall appoint one or more independent, nationally recognized appraisal firms in accordance with the procedures set forth in
Section 15 of the Management Agreement (as defined below)) (the "Appraiser"), to
                                                                 ---------
determine, by an independent appraisal, the amount (the "Management Contract
                                                         -------------------
Amount") that would be payable to Imperial Credit Commercial Asset Management
------
Corp. (the "Manager") pursuant to Section 15 of the Management Agreement, dated
            -------
as of October 22, 1997 by and among the Company and the Manager (the "Management
                                                                      ----------
Agreement") if the Management Agreement were not renewed by the Company and
---------
expired on October 22, 1999. The Appraiser shall complete the determination of the Management Contract Amount within 30 days of the date of this Agreement.
The amount of the Management Contract Amount as determined by the Appraiser shall be referred to as the "Appraised Value". The Appraiser shall be
                             ---------------
instructed to fix the Appraised Value at a single dollar amount; provided, however, that in the event the Appraiser cannot for any reason provide a single dollar amount for the Appraised Value, despite the specific request of ICII and the Company, the Appraiser shall provide a range of values for the Appraised Value not greater than $5 million, in which case the Appraised Value shall be deemed to equal the average of the maximum and minimum dollar amounts of such range. ICII and the Company agree to share equally the fees and expenses of the Appraiser.

          (b) The Merger Consideration in respect of each Share shall be increased by an amount, if greater than zero, equal to the quotient of (i) the amount by which $35 million exceeds the Appraised Value, divided by (ii) the sum of (x) the number of issued and outstanding Shares as of the date hereof entitled to receive the Merger Consideration and (y) the aggregate number of Shares issuable pursuant to Company Stock Options having an exercise price less than $11.50 per share. The Merger Consideration shall not be reduced in the event the Appraised Value is greater than $35 million. ICII and Merger Sub shall, not later than the next business day after the determination of the Appraised Value, make a public announcement as to the determination thereof, and, if applicable, amend the Schedule 13E-3 (as defined in Section 1.11) to reflect the adjustment, if any, of the Merger Consideration contemplated and required hereby.

          (c) The Company and ICII agree, and ICII shall cause the Manager to agree, that, in the event this Agreement is terminated, other than as a result of a breach by the Company, the Management Agreement shall be terminated on the earlier of the consummation of any Superior Proposal (as defined in Section 4.3), October 22, 1999, or such earlier date as the Company may request, and, thereafter, the Management Agreement shall be of no further force and effect, other than with respect to the payment of accrued but unpaid amounts then due thereunder. Anything to the contrary herein or in the Management Agreement notwithstanding, as a result of the termination of the Management Agreement as contemplated by the foregoing sentence, the Manager shall be entitled to receive, following the termination of this Agreement and the Management Agreement, a payment from the Company of the lesser of (i) $35 million and (ii) the Appraised Value, which payment shall constitute payment in full of any obligations that exist or may hereafter arise pursuant to the Management Agreement, other than with respect to the payment of accrued but unpaid amounts then due thereunder. In no event shall the Company be held responsible to ICII, the Manager or any of their respective affiliates for damages (whether actual, punitive, consequential or otherwise) resulting from the termination of the Management Agreement as contemplated by this Section. ICII shall cause the Manager to take any such further action as the Company may reasonably require to evidence the agreements contemplated by this Section and ICII shall hold the Company and any successor-in-interest to the Company and their respective affiliates harmless from and against any and all claims arising from any assertion by the Manager as to any different or greater entitlement pursuant to the Management Agreement.

          Section 1.9  Payment for Shares.
                       ------------------

          (a) From and after the Effective Time, such bank or trust company as shall be mutually acceptable to ICII and the Company, shall act as paying agent (the "Paying Agent") in effecting the payment of the aggregate Merger
      ------------
Consideration in respect of Certificates that, prior to the Effective Time, represented Shares entitled to payment of the Merger Consideration pursuant to
Section 1.7(a). As of the Effective Time, ICII and Merger Sub shall, jointly and severally, for the benefit of the Company Stockholders, deposit with the Paying Agent for payment in accordance with this Article I, by the Paying Agent, the aggregate Merger Consideration for all of the Shares entitled to payment of the Merger Consideration pursuant to Section 1.7(a) (the "Payment Fund").
                                                          ------------

          (b) Promptly after the Effective Time, the Paying Agent shall mail to each holder of Certificates entitled to payment of the Merger Consideration pursuant to Section 1.7(a), a form of letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and instructions for use in surrendering such Certificates and receiving the aggregate Merger Consideration in respect thereof. Upon the surrender of each such Certificate, the Paying Agent shall pay the holder of such Certificate, by check or by wire transfer of immediately available funds, in consideration therefor, the Merger Consideration multiplied by the number of Shares formerly represented by such Certificate, and such Certificate shall be cancelled. Until so surrendered, each such Certificate entitled to payment of the Merger Consideration pursuant to Section 1.7(a) shall represent solely the right to receive the aggregate Merger Consideration relating thereto (and the right to receive dividends permitted hereby). No interest shall be paid or accrued on the Merger Consideration. If the Merger Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the Certificate formerly representing Shares surrendered therefor is registered, it shall be a condition to such right to receive such Merger Consideration that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person surrendering such Shares shall pay to the Paying Agent any transfer or other taxes required by reason of the payment of the Merger Con-sideration to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable.

          (c) Promptly following the date which is 180 days after the Effective Time (or such later date as the Surviving Corporation shall request), the Paying Agent shall deliver to the Surviving Corporation any undistributed portion of the Payment Fund and any other documents in its possession relating to the Merger, and the Paying Agent's duties shall thereupon terminate. Thereafter, each holder of a Certificate formerly representing Shares may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in consideration therefor the aggregate Merger Consideration relating thereto, without any interest or dividends thereon.

          (d) In the event that any Certificate shall have been lost, stolen or destroyed, the Paying Agent shall pay or issue (as applicable) in exchange therefor, upon the making of an affidavit of that fact and, if the Surviving Corporation so requires, the delivery of a reasonably suitable bond or indemnity by the holder thereof, such Merger Consideration as may be required pursuant to this Agreement.

          (e) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates formerly representing Shares are presented to the Surviving Corporation or the Paying Agent, they shall be surrendered and cancelled in return for the payment of the Merger Consideration relating thereto, as provided in this Section, subject to applicable law.

          (f) None of the Company, ICII, Merger Sub, the Paying Agent or the Surviving Corporation shall be liable to any holder of Shares for cash from the Payment Fund delivered to a public official as required pursuant to any applicable abandoned property, escheat or similar law.

          (g) The provisions in this Section are intended to be for the benefit of, and shall be enforceable by, each holder of Certificates previously evidencing the Shares outstanding immediately prior to the Merger entitled to payment of the Merger Consideration pursuant to Section 1.7(a) (it being expressly agreed that such persons shall be the third party beneficiaries of this Section).

          Section 1.10  Stock Option and Other Plans.
                        ----------------------------

          (a) As of the Effective Time, (i) each outstanding option to purchase Shares (each, a "Company Stock Option") issued pursuant to the Company's 1997
                 --------------------
Stock Option Plan, as amended (the "Company Stock Option Plan"), shall be
                                    -------------------------
converted into an immediately exercisable option (each, an "Adjusted Company
                                                            ----------------
Option") to purchase a number of shares of common stock, no par value, of ICII
------
("ICII Common Stock"), at an exercise price as shall be determined in accordance
  -----------------
with the provisions hereof so that the Fair Value (as defined below) of each such Company Stock Option equals the Fair Value of the Adjusted Company Options to purchase ICII

Common Stock into which such Company Stock Option is converted, and all references in each such Company Stock Option (including the plans and agreements under which they were issued) to the Company shall be deemed to refer to ICII, where appropriate; provided, however, that the adjustments provided in this paragraph with respect to any options which are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended, (the "Code"), shall be effected in a manner consistent with the requirements of
 ----
Section 424(a) of the Code, unless the option holder, in his or her sole discretion, waives such requirement, and (ii) ICII shall assume the obligations of the Company under the Company Stock Option Plan. Approval of the Merger Agreement by the Company Stockholders shall constitute a "Change of Control" (as defined in the Company Stock Option Plan) and as a result each Company Stock Option shall vest and become exercisable in full on the date of such Change of Control. The other terms of each Adjusted Company Option, and the plans or agreements under which they were issued, in each case as amended in accordance herewith, shall continue to apply in accordance with their terms. The date of grant of each Adjusted Company Option shall be the date on which the corresponding Company Stock Option was granted. For the purposes hereof, the "Fair Value" of the Company Stock Options and of the Adjusted Company Options to purchase ICII Common Stock into which the Company Stock Options are converted shall be determined in the manner set forth on Schedule III and utilizing the Black-Scholes option pricing model incorporating historical data available on the Bloomberg system and reflecting, among other things, the relative current price, strike price, the risk-free rate, expected duration, volatility and dividend policies of each of ICII and the Company and of the Company Stock Options and the Adjusted Company Options into which they will be converted, based on the principle of preserving for the holders of the Company Stock Options the current value and upside potential of the Company Stock Options, as well as the level of the Merger Consideration (including any adjustment pursuant to Section 1.8(b) in respect of the Appraised Value of the Management Agreement). The Company and ICII shall work together during the 30-day period following the date hereof to determine the precise methodology to be used in determining Fair Value and with respect to the conversion of the Company Stock Options into the Adjusted Company Options. In the event they are unable to agree within such 30-day period, their respective positions on the subject shall be submitted to the Appraiser, and the Appraiser shall be directed to select one of the positions or any other intermediate position.

          (b) Each holder of Company Stock Options may, prior to or within 90 days following the later of the Effective Time or the date of the notices set forth in paragraph (d) below, elect to receive, in lieu of all or a portion of such holder's Adjusted Company Options as provided in Section 1.10(a), the following: (i) with respect to all or a portion of each Company Stock Option which has an option exercise price less than the Merger Consideration, a cash payment from ICII equal to the product of (A) the amount by which the Merger Consideration amount exceeds the exercise price of such Company Stock Option and
(B) the number of shares issuable upon exercise of such Company Stock Option or portion thereof, as applicable, and/or (ii) with respect to all or a portion of each Company Stock Option (including those referred to in clause (i) above in lieu of the payment contemplated by clause (i)), a cash payment from ICII equal to the Fair Value of such option or portion thereof, as applicable, determined in accordance with Section 1.10(a). All cash payments shall be subject to any applicable withholding taxes and shall be made as promptly as practicable upon ICII's receipt of such holder's election pursuant to this paragraph.

          (c) ICII and the Company agree that the Company Stock Option Plan shall be amended (or the Company Board or the Compensation Committee of the Company Board shall take other appropriate actions), such amendment to be effective as of the Effective Time, (i) to provide that, with respect to any particular holder of Company Stock Options, unless such option holder shall remain or become an employee of ICII or the Manager immediately after the Effective Time, the employee shall be considered to have had a Voluntary Termination of Affiliation (as defined in the Company Stock Option Plan) and, as a result, such holder's Company Stock Options shall remain exercisable by such holder for a period of one year from the Effective Time, and (ii) to reflect the transactions contemplated hereby, including the conversion of Shares held or to be awarded or paid pursuant to such benefit plans, programs or the Company Stock Option Plan into shares of ICII Common Stock (or fractions thereof) on a basis consistent with the transactions contemplated by this Agreement. The parties agree that any "voluntary" termination of employment by an employee of the Company or the Manager pursuant to a constructive termination or a termination for good reason in an employment or severance agreement shall be treated as a Voluntary Termination of Affiliation for which the employee's Adjusted Company Options shall remain exercisable for a period of at least one year following such termination.

          (d) Prior to or as soon as practicable after the Effective Time, ICII shall deliver to the holders of Company Stock Options appropriate notices setting forth such holders' rights pursuant to the Company Stock Option Plan and the agreements evidencing the grants of such Company Stock Options and informing such holders that such Company Stock Options and the related agreements shall be assumed by ICII at the Effective Time and that such Company Stock Options shall continue in effect on the same terms and conditions as in effect immediately prior to the Effective Time (subject to the adjustments required by this Section after giving effect to the Merger).

          (e) ICII and the Company shall take all such steps as may be required or reasonably requested to cause the transactions contemplated by this Section and any other dispositions of Company equity securities (including derivative securities) or acquisitions of ICII equity securities (including derivative securities) in connection with this Agreement by each individual who (a) is a director or officer of the Company or (b) at the Effective Time, will become a director or officer of ICII, to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and
                                      ------------
regulations promulgated thereunder, such steps to be taken in accordance with the No-Action Letter dated January 12, 1999, issued by the Securities and Exchange Commission (the "SEC") to Skadden, Arps, Slate, Meagher & Flom LLP, or as may otherwise be reasonably requested by the Company.

          (f) ICII shall (i) prior to the Effective Time, reserve for issuance the maximum number of shares of ICII Common Stock that may become subject to the Adjusted Company Options referred to in this Section and (ii) issue or cause to be issued the appropriate number of shares of ICII Common Stock (or fractions thereof) pursuant to the terms of the Adjusted Company Options upon the exercise thereof. No later than the Effective Time, ICII shall prepare and file with the SEC one or more registration statements on Form S-8 (or on any other appropriate form) (the "S-8") registering the number of shares of ICII
                              ---
Common Stock necessary to fulfill ICII's obligations under this Section. ICII shall also file a supplemental listing application with the Nasdaq Stock Market in respect of such shares and use its reasonable best efforts to cause such shares to be approved for listing on the Nasdaq Stock Market, subject to official notice of issuance prior to the Effective Time. Such registration statement shall be kept effective (and the current status of the prospectus required thereby shall be maintained) for at least as long as until the later of
(i) the last date on which any Adjusted Company Options remain outstanding, or
(ii) the last date on which shares of ICII Common Stock issued on exercise of Adjusted Company Options are held by an affiliate, as defined by Rule 144 of the General Rules and Regulations (an "Affiliate") under the Securities Act of 1933,
                                   ---------
as amended (the "Securities Act") of ICII and any of such shares of ICII Common Stock cannot be otherwise sold immediately pursuant to Rule 144.

          (g) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each holder of Company Stock Options or Adjusted Company Options and such Affiliate of ICII holding shares of ICII Common Stock issued on exercise of Adjusted Company Options (it being expressly agreed that such persons shall be the third party beneficiaries of this Section).

          Section 1.11  Stockholders' Meeting; SEC Materials.
                        ------------------------------------

          (a) The Company, acting through the Company Board, shall, in accordance with applicable law and the Company's Charter and By-laws, and provided that this Agreement shall not have been terminated as contemplated by
Section 4.3:

              (i) duly call, give notice of, convene and hold a special meeting of its stockholders (the "Special Meeting"), which meeting
                                            ---------------
          shall be held as soon as reasonably practicable following the expiration of the Solicitation Period for the purpose of considering and taking action upon this Agreement, but in no event prior to October 1, 1999;

              (ii) together with ICII, prepare and file with the SEC a preliminary proxy statement relating to this Agreement in form and substance reasonably satisfactory to ICII and the Company, and, together with ICII, use their reasonable efforts (x) to obtain and furnish the information required to be included by the SEC in the Proxy Statement (as defined below) and, after consultation with each other, to respond promptly to any comments made by the SEC or its staff with respect to the preliminary proxy statement and cause a definitive proxy statement (the "Proxy Statement"), which the parties
                                           ---------------
          agree shall comply as to form in all material respects with all applicable requirements of law, to be mailed to the Company Stockholders and (y) subject to the fiduciary duties of the Company Board under applicable law and subject to the provisions of Section 4.3, to obtain the necessary approval of this Agreement by the Company Stockholders repre-senting a majority of the outstanding Shares entitled to vote at the Special Meeting (other than the ICII Shares); and

              (iii) subject to the fiduciary obligations of the Company Board and the Special Committee under applicable law and subject to the provisions of Section 4.3, include in the Proxy Statement the recommendation of the Company Board and the Special Committee that the Company Stockholders vote in favor of the approval of this Agreement.

          (b) ICII shall, and shall cause the other holders of ICII Shares to, vote (whether in person or by proxy) for the approval of this Agreement at the Special Meeting or any adjournment or postponement thereof.

          (c) Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, ICII or the Company, as the case may be, shall promptly inform the other of such occurrences and cooperate in filing with the SEC and/or mailing to the Company Stockholders such amendment or supplement. Each of the parties agree that the information provided by it for inclusion in the Proxy Statement and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Special Meeting, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any information pertaining to one of the parties or, to such party's knowledge, any of its affiliates or its officers or directors, contained in or omitted from the Proxy Statement makes statements contained therein materially false or misleading, such party shall promptly so advise the other parties and provide such other parties with the information necessary to make the statements contained therein not false or misleading. In the event of such advice being given pursuant to the preceding sentence, the Company and ICII shall cooperate to promptly file with the SEC (after reasonable opportunity to ICII and the Company to review and comment thereon) any required amendments or supplements to the Proxy Statement and, to the extent required by law, disseminate such amendments or supplements to the Company Stockholders. No filings of the Proxy Statement (or any amendments or supplements thereto) shall be made without the prior approval of both ICII and the Company (which consent shall not be unreasonably withheld, conditioned or delayed).

          (d) Simultaneously with the filing of the preliminary proxy statement contemplated by Section 1.11(a)(ii), ICII shall file with the the SEC a Rule 13e-3 Transaction Statement on Schedule 13E-3, including the exhibits thereto (together with all amendments and supplements thereto, the "Schedule 13E-3")
                                                            --------------
with respect to the Merger and the other transactions contemplated hereby.  The
Schedule 13E-3 shall include the information required to be included by the SEC in a Rule 13e-3 Transaction Statement. ICII shall cause the information contained in the Schedule 13E-3 to be disseminated to Company Stockholders as and to the extent required by applicable law. ICII, Merger Sub and the Company agree to correct promptly any information provided by any of them for use in the
Schedule 13E-3 which shall have become materially incorrect or misleading, and ICII and Merger Sub further agree to take all steps necessary to cause the
Schedule 13E-3 as so corrected to be filed with the SEC and to be disseminated to Company

Stockholders as and to the extent required by applicable law. The Company, the Special Committee and their respective counsel shall be given a reasonable opportunity to review and comment on the Schedule 13E-3 and any amendments thereto prior to the filing thereof with the SEC or dissemination thereof to the Company Stockholders. ICII and Merger Sub shall promptly inform the Company, the Special Committee and their respective counsel of any comments, whether oral or written that ICII or Merger Sub may receive from the SEC or its staff with respect to the Schedule 13E-3 promptly after the receipt thereof and shall promptly provide the Company, the Special Committee and their respective counsel with copies of any such written comments. ICII and Merger Sub shall provide the Company and the Special Committee, and their respective counsel, with a reasonable opportunity to participate in all communications with the SEC and its staff, including any meetings and telephone conferences, relating to the
Schedule 13E-3 or the Merger.

                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to ICII and Merger Sub as follows:

Section 2.

          Section 2.1  Organization and Qualification of the Company.
                       ---------------------------------------------

          (a) The Company and each of its subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all requisite corporate or other power, as the case may be, and authority to own, lease and operate its properties and to carry on its businesses as now being conducted.

          (b) Each of the Company and its subsidiaries is duly qualified or licensed and in good standing (with respect to jurisdictions which recognize such concept) to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Company Material Adverse Effect. The term "Company Material Adverse
                                                   ------------------------
Effect" means any change or effect that individually or in the aggregate is or
------
would reasonably be expected to be materially adverse to (i) the business, properties, assets, results of operations or financial condition of the Company and its subsidiaries, taken as a whole, other than any change or effect arising out of (x) a decline or deterioration in the economy in general or the real estate or capital markets in which the Company and its subsidiaries operate, or
(y) this Agreement or the transactions contemplated hereby or the announcement thereof or (ii) the ability of the Company to consummate the transactions contemplated hereby without material delay.

          Section 2.2  Corporate Authorization. The Company has all necessary
                       -----------------------
corporate power and authority to execute and deliver this Agreement and, subject, in the case of the Merger, to approval by the Company Stockholders, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Company Board and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of this Agreement by Company Stockholders representing a majority of the outstanding Shares entitled to vote at the Special Meeting (other than the ICII Shares)). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by each of ICII and Merger Sub, constitutes the valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          Section 2.3  SEC Reports; Financial Statements.  The Company has filed
                       ---------------------------------
all required forms, reports and documents with the SEC since January 1, 1998 (the "Company SEC Reports"). As of their respective dates and giving effect to
      -------------------
any amendments thereto, each of the Company SEC Reports complied as to form in all material respects with all applicable requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on the dates such forms, reports and documents were filed. None of the Company SEC Reports contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Company SEC Reports complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly present, in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the
                        ----
relevant periods (except as may be indicated in the notes thereto and, except in the case of unaudited quarterly statements, as permitted by Form 10-Q of the
SEC), the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and changes in financial position and cash flows for the periods then ended (subject, in the case of unaudited interim financial statements, to normal year-end adjustments).

          Section 2.4  Consents and Approvals; No Violations.  Except as set
                       -------------------------------------
forth in Section 2.4 of the Company's Disclosure Schedule (the "Company
                                                                -------
Disclosure Schedule") and except for such filings, permits, authorizations,
-------------------
consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, the rules and regulations of the Nasdaq Stock Market, state takeover laws, state securities or "blue sky" laws and the filing and recordation of the Articles of Merger as required by the MGCL and such other filings, permits, authorizations, consents and approvals the failure of which to be obtained or made would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect, no filing or registration with or notice to, and no permit, authorization, consent or approval of, any court or tribunal of competent jurisdiction in any jurisdiction or any foreign, federal, state or municipal governmental, regulatory or other administrative agency, department, commission, board, bureau, political subdivision or other authority or instrumentality including the National Association of Securities Dealers, Inc. and the SEC (each a "Regulatory Entity") is necessary in connection with the
                     -----------------

execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby.

          Section 2.5  Opinion of Financial Advisor. The Financial Advisor has
                       ----------------------------
delivered to the Special Committee its written opinion, dated the date of this Agreement, to the effect that, based on, and subject to the various assumptions and qualifications set forth in such opinion, as of the date of such opinion, the Merger Consideration to be received by the Company Stockholders (other than ICII and Merger Sub and any other holders of ICII Shares listed on Schedule I) is fair to such Company Stockholders from a financial point of view, a signed copy of which opinion has been delivered to the Special Committee, and such opinion has not been withdrawn or modified.

          Section 2.6  Brokers.  Other than the Financial Advisor, no broker,
                       -------
finder, investment banker or other intermediary is entitled to any brokerage, finder's or other similar fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company or any of its affiliates.

          Section 2.7  Information.  None of the information supplied or to be
                       -----------
supplied by the Company in writing specifically for inclusion or incorporation by reference in (i) the Proxy Statement, (ii) the Schedule 13E-3, or (iii) any other document to be filed with the SEC or any other Regulatory Entity prior to the Effective Time (the "Other Filings") will, at the respective times filed
                         -------------
with the SEC or other Regulatory Entity and, in addition, in the case of the Proxy Statement and the Schedule 13E-3, at the date it or any amendment or supplement is mailed to the stockholders, at the time of the Special Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          Section 2.8  Rights Agreement; Charter.  The Company has taken or will
                       -------------------------
take all action necessary to exempt the Merger from the provisions of the Rights Agreement, dated as of September 21, 1998, between the Company and U.S. Stock Transfer Corporation (the "Rights Agreement") and to provide for expiration of
                           ----------------
the Rights thereunder at the time immediately prior to the Effective Time. The Company will not exercise any rights or ability it may have under the Rights Agreement or its charter (the "Company Charter") to nullify or delay the
                               ---------------
consummation of the Merger.

          Section 2.9  Capitalization of the Company and Its Subsidiaries.  As
                       --------------------------------------------------
of the date hereof, the authorized capital stock of the Company consists of 500,000,000 shares of capital stock, of which: (i) 496,500,000 are classified as Common Stock, par value $0.0001 per share, 28,500,000 shares are issued and outstanding, and (ii) 3,500,000 are classified as Series A Junior Participating Preferred Stock, par value $0.0001 per share, none of which shares are issued or outstanding. The Series A Junior Participating Preferred Stock has been reserved for issuance upon the exercise of the preferred share purchase rights in accordance with the Rights Agreement. As of the date hereof, there are outstanding Company Stock Options in respect of 1,437,250 Shares at the exercise prices set forth in Section 2.9(a) of the Company Disclosure Schedule. Except as set forth above or as set forth in Section 2.9(a) of the Company Disclosure Schedule, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company or its subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company, (iii) no options, calls or other rights (including warrants or other contractual rights, including contingent rights) to acquire from the Company or its subsidiaries, and no obligations of the Company or its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company and (iv) no equity equivalents, interests in the ownership or earnings of the Company or its subsidiaries or other similar rights (including stock appreciation rights) (collectively, "Company Securities"). Except for the
                                     ------------------
Company Stock Option Plan or as set forth in Section 2.9(a) of the Company Disclosure Schedule, there are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities or any capital stock, voting securities or other ownership interests in any subsidiary of the Company.

          Section 2.10  No Defaults.  As of the date hereof, none of the Company
                        -----------
or any of its subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its charter or bylaws (or similar governing documents), (ii) any note, bond, mortgage, collateralized mortgage obligation, reverse repurchase agreement, indenture, letter of credit, warehouse line of credit, other evidence of indebtedness, franchise, permit, guarantee, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets is bound, or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company, its subsidiaries or any of their respective properties or assets, except in the cases referred to in the preceding clauses (ii) and (iii) for violations, breaches or defaults that would not have a Company Material Adverse Effect.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                            OF ICII AND MERGER SUB

          ICII and Merger Sub, jointly and severally, hereby represent and warrant to the Company as follows:

Section 3.

          Section 3.1  Organization and Qualification of ICII and Merger Sub.
                       -----------------------------------------------------

          (a) ICII and each of its subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all requisite corporate or other power, as the case may be, and authority to own, lease and operate its properties and to carry on its businesses as now being conducted.

          (b) Each of ICII and its subsidiaries is duly qualified or licensed and in good standing (with respect to jurisdictions which recognize such concept) to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have an ICII Material Adverse Effect. The term "ICII Material Adverse Effect" means
                                            ----------------------------
any change or effect that individually or in the aggregate is or would reasonably be expected to be materially adverse to (i) the business, properties, assets, results of operations or financial condition of ICII and its subsidiaries, taken as a whole, other than any change or effect arising out of
(x) a decline or deterioration in the economy in general or the real estate or capital markets in which ICII and its subsidiaries operate, or (y) this Agreement or the transactions contemplated hereby or the announcement thereof or
(ii) the ability of ICII or Merger Sub to consummate the transactions contemplated hereby without material delay.

          Section 3.2  Corporate Authorization.  Each of ICII and Merger Sub has
                       -----------------------
all necessary corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of each of ICII and Merger Sub and by ICII as sole stockholder of Merger Sub and no other corporate proceedings on the part of either of them is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by ICII and Merger Sub and, assuming the due authorization, execution and delivery hereof by the Company, constitutes the valid, legal and binding agreement of each of ICII and Merger Sub, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          Section 3.3  SEC Reports; Financial Statements.  ICII has filed all
                       ---------------------------------
required forms, reports and documents with the SEC since January 1, 1998 (the

"ICII SEC Reports").  As of their respective dates and giving effect to any
 ----------------
amendments thereto, each of the ICII SEC Reports complied as to form in all material respects with all applicable requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on the dates such forms, reports and documents were filed. None of the ICII SEC Reports, including any financial statements, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of ICII included in the ICII SEC Reports complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly present, in conformity with GAAP applied on a consistent basis throughout the relevant periods (except as may be indicated in the notes thereto and, except in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC), the consolidated financial position of ICII and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and changes in financial position and cash flows for the periods then ended (subject, in the case of unaudited interim financial statements, to normal year-end adjustments).

          Section 3.4  Consents and Approvals; No Violations.
                       -------------------------------------

          (a) Except as set forth in Section 3.4 of the ICII Disclosure Schedule and except for such filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, the rules and regulations of the Nasdaq Stock Market, state takeover laws, state securities or "blue sky" laws and the filing and recordation of the Articles of Merger as required by the MGCL, filings to maintain the good standing of the Surviving Corporation and such other filings, permits, authorizations, consents and approvals the failure of which to be obtained or made would not, in the aggregate, reasonably be expected to have an ICII Material Adverse Effect, no filing or registration with or notice to, and no permit, authorization, consent or approval of, any Regulatory Entity is necessary in connection with the execution and delivery by ICII or Merger Sub of this Agreement or the consummation by ICII or Merger Sub of the transactions contemplated hereby.

          (b) Upon consummation of the transactions contemplated hereby, each of ICII and the Surviving Corporation (i) will not become insolvent, (ii) will not be left with unreasonably small capital, (iii) will not have incurred debts beyond its ability to pay all of its debts as they mature, and (iv) will not have its capital impaired.

          Section 3.5  Brokers.  Other than Friedman, Billings, Ramsey & Co.,
                       -------
Inc. ("FBR"), no broker, finder, investment banker or other intermediary is
       ---
entitled to any brokerage, finder's or other similar fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of ICII, Merger Sub or any of their affiliates (other than the Company). In the event this Agreement is terminated in accordance with Section 6.1, no broker, finder, investment banker or other intermediary is or will be entitled to any brokerage, finder's or other similar fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of ICII, Merger Sub or any of their affiliates (other than the Company), except that FBR shall be entitled to reimbursement from ICII for its reasonable out-of-pocket expenses incurred in connection with the negotiation and preparation of this Agreement.

          Section 3.6  Ownership of Company Capital Stock.  Except for the ICII
                       ----------------------------------
Shares and except as listed on Section 3.6 of the ICII Disclosure Schedule, neither ICII nor, to its knowledge, any of its subsidiaries or affiliates (other than the Company), (i) beneficially owns (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company.

          Section 3.7  Information.  None of the information supplied or to be
                       -----------
supplied by ICII and Merger Sub in writing specifically for inclusion in (i) the
Schedule 13E-3, (ii) the Proxy Statement, or (iii) the Other Filings will, at the respective times filed with the SEC or such other Regulatory Entity and, in addition, in the case of the Schedule 13E-3 and the Proxy Statement, at the date it or any amendment or supplement is mailed to the stockholders, at the time of the Special Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          Section 3.8  Financing.  ICII has available, and shall provide Merger
                       ---------
Sub with, all of the funds necessary to consummate the Merger and the transactions contemplated hereby in accordance with the terms hereof. In no event shall the receipt or availability of any funds or financing by ICII or any affiliate or any other financing or other transaction be a condition to any of ICII's obligations hereunder or to the consummation of the Merger.

          Section 3.9  Conduct of Business of Merger Sub.  Merger Sub was formed
                       ---------------------------------
solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

                                   ARTICLE IV

                                   COVENANTS

Section 4.

          Section 4.1  Conduct of Business of the Company.  Except as expressly
                       ----------------------------------
contemplated by this Agreement or as set forth in Section 4.1 of the Company Disclosure Schedule, during the period from the date hereof to the Effective Time, the Company will, and will cause each of its subsidiaries to, conduct its operations only in the ordinary course of business consistent with past practice, seek to preserve intact its current business organizations, seek to keep available the service of its current officers and seek to preserve its relationships with customers, suppliers and others having business dealings with them. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or as set forth in Section 4.1 of the Company Disclosure Schedule, after the date hereof and prior to the earlier of the (i) Effective Time or (ii) termination of this Agreement, the Company will not and will cause its subsidiaries not to, without the prior written consent of ICII, such consent not to be unreasonably withheld, conditioned or delayed:

          (a) amend its charter or bylaws or the articles or other similar governing instrument of any of its subsidiaries;

          (b) except pursuant to the Rights Agreement, authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including any stock options or stock appreciation rights), except for the issuance of Shares (and the associated rights) upon the exercise of Company Stock Options outstanding at the date of this Agreement under the Company Stock Option Plan, in accordance with the terms of such Company Stock Option Plan and Company Stock Options as in effect on the date hereof;

          (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock (other than (i) regular quarterly dividends not in excess of 105% of its taxable income for each quarter or (ii) distributions not in excess of 105% of its taxable income for the applicable period as may be necessary to maintain the Company's status as a real estate investment trust for federal income tax purposes ("REIT")), make any other actual, constructive or deemed distribution
           ----
in respect of any shares of its capital stock or otherwise make any payments to Company Stockholders in their capacity as such or redeem or otherwise acquire any of its securities or any securities of any of its subsidiaries; provided, however, that notwithstanding the foregoing, the Company shall be permitted to declare and pay the Final Company Dividend (as defined in Section 4.12) in accordance with Section 4.12;

          (d) acquire, sell, lease, license or dispose of any assets, or enter into any material contract outside the ordinary course of business consistent with past practice;

          (e) except as may be required as a result of a change in law or in GAAP, change any of the accounting principles or practices used by it and maintain its books and records other than in accordance with GAAP consistently applied;

          (f) acquire, whether by merger, consolidation or acquisition of stock or assets or otherwise, any corporation, partnership or other business organization or division thereof;

          (g) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company and its subsidiaries included in the Company SEC Reports or arising in the ordinary course of business since the date thereof or reflecting debt between the Company and its wholly owned subsidiaries or between its wholly owned subsidiaries or which are not otherwise material to the business of the Company or its subsidiaries;

          (h) settle or compromise, or agree to settle or compromise, any claim, suit or other litigation or matter in an arbitration proceeding for an amount in excess of $100,000 (after taking into account any insurance proceeds to which the Company or any of its subsidiaries receives), or otherwise on terms which would constitute a Company Material Adverse Effect;

          (i) create or assume with respect to any asset of the Company (including any security), any mortgage, lien, pledge, charge, security interest, assignment of leases, revenues, rents and/or profits, fixture, filing or other encumbrance of any kind in respect of such asset (the "Liens") other than Liens
                                                       -----
which would not have, or reasonably be expected to have, a Company Material Adverse Effect;

          (j) make any loans, advances or capital contributions in excess of $500,000 to, or investments in, any other Person, other than (i) pursuant to previous commitments listed in Section 4.1 of the Company Disclosure Schedule or in Company SEC Reports filed prior to the date hereof, and (ii) loans, advances and capital contributions to wholly owned subsidiaries of the Company;

          (k) take any action, or omit to take any action, which action or omission would terminate the Company's continuing status as a REIT; and

          (l) take, or agree in writing or otherwise to take, (i) any of the actions described in Sections 4.1(a) through 4.1(k) to the extent that such actions would be prohibited thereby, except to the extent such actions would not have, or reasonably be expected to have, a Company Material Adverse Effect, or
(ii) any action which would result in any of the material conditions to the Merger set forth herein not being satisfied.

Notwithstanding anything to the contrary herein, Section 4.1 shall not be deemed violated by any action taken by the Company as a result of any action by an officer of the Company that is not specifically approved by the Special Committee.

          Section 4.2  Other Actions.  Each of the Company, on the one hand, and
                       -------------
ICII and Merger Sub, on the other hand, shall not, and shall use commercially reasonable efforts to cause their respective subsidiaries and affiliates not to, take any action that would result in (i) any representations and warranties of such party (without giving effect to any "knowledge" qualification) set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties (without giving effect to any "knowledge" qualification) that are not so qualified becoming untrue in any material respect, or (iii) any of the conditions to the Merger set forth in Article V not being satisfied.

          Section 4.3  Solicitation.
                       ------------

          (a) For a period of 60 days following the later of (x) the date of this Agreement or (y) the date on which the Appraiser is engaged (the "Solicitation Period"):
 -------------------

               (i) Nothing contained in this Agreement shall prohibit the Company or any third party or any of the affiliates, officers, directors, employees, representatives or agents of the Company, directly or indirectly, from encouraging, soliciting, participating in, initiating discussions or negotiations with, providing any information or offering access to the properties, books or records of the Company, or entering into any agreement respecting fees and expenses or similar matters with any Person or group concerning any Competing Transaction (as defined below), and it is contemplated and expected that the Company and such persons will do so for the purpose of determining if any Competing Transaction constituting a Superior Proposal is available to the Company.

               (ii) Notwithstanding anything to the contrary herein, after consultation with and based upon the advice of both an outside legal counsel and an independent financial adviser, the Company Board may enter into an agreement with respect to, or approve or recommend, a Superior Proposal; provided, however, that the Company shall concurrently with entering into such an agreement terminate this Agreement and pay, or cause to be paid, to ICII the expenses required by Section 6.3.

          (b) Following the expiration of the Solicitation Period:

               (i) The Company shall not (whether directly or indirectly through advisors, agents or other intermediaries) and shall use its reasonable efforts to cause its officers, directors, employees, affiliates, agents and representatives, not to directly or indirectly encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information or offer access to the properties, books or records of the Company, to any Person or group (other than ICII or any designees of ICII) concerning any Competing Transaction. Notwithstanding the fore-going, the Company may furnish information and access, in each case only in response to an unsolicited written proposal that constitutes a Superior Proposal (provided that the Company shall use its reasonable efforts to enter into a confidentiality agreement with such third party) and participate in discussions and negotiate with the Person or group making such Superior Proposal. The Company shall provide a copy of such written proposal (which shall identify the party making such proposal) and any amendments thereto to ICII promptly upon receipt thereof and, thereafter, shall keep ICII promptly advised of material developments with respect thereto; provided, however, that, nothing contained in this Section 4.3(b) shall prevent the Company, the Company Board or the Special Committee from (i) taking, and disclosing to the Company's stockholders, a position complying with Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act with respect to a Competing Transaction, (ii) making any disclosure to its stockholders, if, in the good faith judgment of the Company Board or the Special Committee, after receiving advice of outside legal counsel, failure to disclose would be reasonably likely to constitute a breach of its fiduciary duties to the Company or its stockholders under applicable law (including a duty of candor) or otherwise be a violation of any applicable law, (iii) issuing a press release or publicly disclosing the terms of this Agreement in accordance with Section 4.6, or (iv) taking any action which, in the good faith judgment of the Company Board or the Special Committee, after receiving advice of outside legal counsel, is required pursuant to an order entered by a court of competent jurisdiction.

               (ii) Except as set forth in this Section, neither the Company Board nor any committee thereof shall approve or recommend, or cause the Company to enter into any agreement or letter of intent with respect to, any Competing Transaction. Notwithstanding the foregoing, prior to the Effective Time, after consultation with and based upon the advice of both an outside legal counsel and an independent financial adviser, the Special Committee may recommend and the Company Board may authorize and cause the Company to enter into an agreement with respect to, or approve or recommend, a Superior Proposal; provided, however, that the Company shall concurrently with entering into such an agreement terminate this Agreement and pay, or cause to be paid, to ICII the expenses required by Section 6.3.

          (c)  For purposes of this Agreement:

               (i) "Competing Transaction" shall mean any of the following with
                    ---------------------
          respect to the Company or any subsidiary thereof (other than the transactions contemplated by this Agreement (including all schedules and exhibits attached hereto or referred to herein)): any merger, consolidation, share exchange, business combination or similar transaction, or any sale, exchange, mortgage, pledge, transfer or other disposition of all or substantially all of the assets or equity securities of the Company and its subsidiaries taken as a whole, in a single transaction or series of related transactions; any tender offer or exchange offer for 50% or more of the outstanding shares of beneficial interest of the Company or any transaction resulting in the issuance of shares representing 50% or more of the outstanding shares of beneficial interest of the Company, or the filing of a registration statement under the Securities Act in connection therewith.

               (ii) "Superior Proposal" shall mean any bona fide proposal
                     -----------------
          relating to a Competing Transaction which is on terms which the Company Board determines in its good faith judgment (after consulting with an independent financial advisor of nationally recognized reputation) (i) to be more favorable to the Company Stockholders than the Merger and (ii) is reasonably capable of being consummated.

          Section 4.4  Additional Agreements; Reasonable Best Efforts.  Subject
                       ----------------------------------------------
to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including (i) contesting any legal proceeding challenging the Merger and (ii) the execution of any additional instruments, including the Articles of Merger, necessary to consummate the transactions contemplated hereby. Subject to the terms and conditions of this Agreement, each party hereto agrees to use reasonable best efforts to cause the Effective Time to occur as soon as practicable after the stockholder vote with respect to the Merger. In case at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such necessary action.

          Section 4.5  Consents.  Without in any way limiting Section 4.4, ICII,
                       --------
Merger Sub and the Company each will use its reasonable best efforts to obtain consents, approvals or waivers of all third parties and Regulatory Entities necessary, proper or advisable for the consummation of the transactions contemplated by this Agreement; provided that, nothing contained herein shall require either party to dispose of any business, properties or assets or cease engaging in any business which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the business, assets, results of operations or financial condition of the Surviving Corporation and its subsidiaries, taken as a whole, after giving effect to the Merger.

          Section 4.6  Public Announcements.  ICII, Merger Sub and the Company
                       --------------------
will consult with each other and give each other reasonable advance notice before issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereby, including the Merger (but excluding any press release or announcement by the Company relating to any Competing Transaction or Superior Proposal). Each party hereto shall incorporate in the press release or other public statement such information as shall reasonably be requested to be included therein by the other party hereto. Notwithstanding the foregoing, either party hereto may, without the prior consent of the other party, issue any press release or make any public announcement that may be required by law or the rules or requirements of the Nasdaq Stock Market, if it has used its reasonable best efforts to consult with the other party but has been unable to do so in a timely manner, and the Company may issue any press release or make any public announcement as it may desire with respect to any Competing Transaction or Superior Proposal. The parties agree that the initial press release to be issued with respect to the Merger shall be in the form heretofore agreed to by the parties.

          Section 4.7  Indemnification; Directors' and Officers' Insurance.
                       ---------------------------------------------------

          (a) ICII and Merger Sub agree that all rights to indemnification or exculpation (whether contained in the charter, by-laws or other similar governing instruments, or in any indemnification agreements, each as in effect as of the date hereof, or otherwise available) now existing in favor of the directors, officers, employees and agents (and their respective heirs, representatives, successors and assigns) of the Manager and/or the Company and its subsidiaries (each an "Indemnified Party") with respect to actions or
                           -----------------
omissions occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect for a period of six years from the Effective Time; provided, however, that, all rights to indemnification in respect of any claim asserted or made within such period shall continue until the disposition of such claim. In addition to the foregoing, from and after the Effective Time, ICII and the Surviving Corporation, jointly and severally, shall indemnify, hold harmless and defend each person who is a current or former officer or director of the Manager and/or the Company or any of its subsidiaries against all losses, claims, damages, liabilities, judgments, costs or expenses (including attorneys' fees) arising out of or pertaining to acts or omissions (or alleged acts or omissions) by them in their capacities as such (collectively, "Actions"), which Actions occurred at or prior to the Effective
                -------
Time. To the maximum extent permitted by the MGCL, the indemnification and related rights hereunder shall be mandatory rather than permissive and ICII and/or the Surviving Corporation shall promptly advance expenses in connection with such indemnification to the fullest extent permitted under applicable law, provided that, to the extent required by law, the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification. Notwithstanding anything to the contrary herein, immediately upon consummation of the Merger, ICII and the Surviving Corporation shall (and ICII agrees to cause the Surviving Corporation to), jointly and severally, expressly assume the obligations of the Company under any indemnification agreements entered into by the Company for the benefit of its directors and officers.

          (b) ICII shall cause the Surviving Corporation to maintain in effect for not less than six years from the Effective Time policies of directors' and officers' liability and fiduciary insurance, which may be in the form of tail coverage under the Company's current policies of such insurance (if and to the extent that such tail coverage is available and provides insurance coverage that meets all of the requirements of this Section), on terms with respect to coverage and amount no less favorable than those of such policy or policies in effect on the date hereof pursuant to which the Company's directors and officers currently are insured with respect to claims arising from facts or events occurring prior to the Effective Time to the extent required to cover the types of actions and omissions with respect to which the Company's directors and offi-cers are currently insured; provided, that in no event shall ICII or the Surviving Corporation be required to pay aggregate annual premiums for insurance under this paragraph (b) in excess of 300% of the aggregate annual premium paid by the Company as of the date of this Agreement for such purpose; provided, further, that if the premium for such coverage exceeds such amount, ICII shall, or shall cause the Surviving Corporation to, purchase a policy with the greatest coverage available for such 300% of the aggregate annual premium. In the event that any person is or would have been entitled to coverage under a directors' and officers' liability and fiduciary insurance policy pursuant to this Section and such policy has lapsed, not been purchased, terminated, been repudiated or is otherwise in breach or default or affords lesser coverage than is required under this Section as a result of the Surviving Corporation's failure to maintain and fulfill its obligations pursuant to this Section or for any other reason, ICII shall pay to such persons such amounts and provide any other coverage or benefits as such person would have received pursuant to such policy.

          (c) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section, upon actually learning of any such Action, shall promptly notify ICII thereof; provided, however, that any failure of an Indemnified Party to promptly so notify ICII shall not excuse ICII or the Surviving Corporation from any of its obligations hereunder except to the extent of any actual harm suffered by ICII or the Surviving Corporation as a result of such delay. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) ICII and the Surviving Corporation shall have the right, from and after the Effective Time, to assume the defense thereof if the relief sought therein is solely monetary (and provided that ICII or the Surviving Corporation, jointly and severally, admit and covenant in writing their liability to indemnify and hold the Indemnified Party harmless from and against any losses, damages, expenses and liabilities arising out of such matter), (ii) the Indemnified Party (or Parties, if more than one) shall have the right to engage separate counsel to represent its or their interests, and ICII and the Surviving Corporation shall, jointly and severally, bear the reasonable expenses of such counsel (such counsel or counsels, as the case may be, to coordinate with counsel for ICII in order to avoid unreasonable duplication of legal expenses among ICII and the Indemnified Parties); provided, however, that ICII and the Surviving Corporation shall, jointly and severally, be obligated to bear the expenses of only one such separate counsel unless there exists or may exist one or more legal defenses available to an Indemnified Party that are not available to, or the assertion of which would be adverse to the interest of, one or more of the other Indemnified Parties (it being further understood and agreed that if and to the extent one or more of the Independent Directors of the Company (as such term is defined in the Company's charter) are Indemnified Parties with respect to any particular Action, ICII and the Surviving Corporation shall, jointly and severally, be obligated to bear the expenses of one counsel for the Independent Directors with no other representation in the matter, and shall be so obligated with respect to individual counsel for any Independent Director in the event there exists or may exist one or more legal defenses available to such Independent Director that are not available to, or the assertion of which would be adverse to the interest of, one or more of the other Independent Directors), (iii) the Indemnified Parties will reasonably cooperate in the defense of any such matter, (iv) ICII and the Surviving Corporation shall not be liable for any settlement effected without ICII's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), and (v) neither ICII, nor the Surviving Corporation, nor any of their affiliates shall con-sent to a settlement of, or the entry of any judgment arising from, any such matter, without the prior written consent of each Indemnified Party that is a party to such matter, unless the Indemnified Party is the beneficiary of a full and complete release from any losses, damages, expenses and liabilities arising out of such claim or Action by the person or persons bringing such claim or Action, in form and substance reasonably satisfactory to the Indemnified Party.

          (d) Notwithstanding any other provisions hereof, the obligations of ICII and the Surviving Corporation shall be binding upon the successors and assigns of each of them. In the event ICII or the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or any substantial portion of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of such party assume the obligations set forth in this Section.

          (e) The obligations of the Surviving Corporation hereunder shall be the joint and several obligations of ICII and the Surviving Corporation and their respective successors and assigns, whether or not expressly provided in this Section.

          (f) The provisions in this Section (i) are intended to be for the benefit of, and shall be enforceable by, each person entitled to indemnification hereunder, and each such person's heirs, representatives and successors or assigns (it being expressly agreed that such persons shall be the third party beneficiaries of this Section) and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

          Section 4.8  Notification of Certain Matters.  The Company shall give
                       -------------------------------
prompt notice to ICII, and ICII shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time, (ii) any material failure by it to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, if received by it or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to the financial condition, properties, assets, businesses or results of operations of it and its subsidiaries taken as a whole to which it or any of its subsidiaries is a party or is subject, (iv) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement (but notice to ICII or the Company, as the case may be, shall be required only if the absence of such consent would have an ICII Material Adverse Effect or Company Material Adverse Effect, as the case may be), or (v) any Company Material Adverse Effect or ICII Material Adverse Effect, as the case may be; provided, however, that the delivery of any notice pursuant to this Section shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          Section 4.9  SEC and Other Filings.  The Company and ICII each shall
                       ---------------------
provide the other and its counsel with copies of all filings made by it or any of its subsidiaries with the SEC after the date hereof and the Company and ICII each shall provide the other and its counsel with copies of all filings made by it with any other Regulatory Entity in connection with this Agreement and the transactions contemplated hereby.

          Section 4.10  Stockholder Litigation.  Each of ICII and the Company
                        ----------------------
shall give the other the reasonable opportunity to participate in the defense of any stockholder litigation against ICII, Merger Sub or the Company, as applicable, and/or their respective officers and directors relating to the transactions contemplated hereby.

          Section 4.11  SPB Loans. ICII shall repurchase (unless Southern
                        ---------
Pacific Bank ("SPB") has previously repurchased) the 16 real estate mortgage
               ---
loans previously sold by SPB to the Company that (i) had an aggregate principal balance of $3,911,864.85 as of June 30, 1999, (ii) were described in that certain notice from the Company to SPB, dated May 21, 1999, and (iii) have not been repurchased by SPB from the Company as of the date hereof (collectively, the "SPB Loans"; provided that, in those instances in which a foreclosure sale
     ---------
of the real property underlying one or more SPB Loans has already occurred, all references in this Agreement to SPB Loans shall be deemed to be references to such real property, and in those instances, ICII shall purchase such real property from the Company in lieu of purchasing such mortgage loans), by the later of (x) 60 days from the date of this Agreement or (y) 5 days after the termination of this Agreement, at a price per SPB Loan as provided for in the relevant Agreement for Purchase and Sale of Real Estate Loans between the Company and SPB pursuant to which such SPB Loan was acquired by the Company.

          Section 4.12  Final Company Dividend.  The Company shall declare a
                        ----------------------
cash dividend (the "Final Company Dividend") to the Company Stockholders, the
                    ----------------------
record date for which shall be the close of business on the last business day prior to the Effective Time, in an amount not in excess of (x) 100% of the Company's taxable income for the taxable year through the Effective Time reduced by (y) the amount of all prior dividends paid in respect of the Company's taxable year ending as of the Effective Time, to be paid to Company Stockholders as promptly as practicable after the Effective Time.

          Section 4.13  Employee Matters.  ICII shall cause the Manager to fully
                        ----------------
honor and pay all existing employment and severance arrangements with respect to its employees. The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each employee of the Manager (it being expressly agreed that each such person shall be a third party beneficiary of this Section).

          Section 4.14  Standstill.
                        ----------

          (a) Except with respect to the Merger or any Qualifying Alternative Transaction (including, in either case, any of the matters permitted by this Agreement in connection with the negotiation, approval or consummation of the Merger), ICII (including its affiliates, each of its and their directors, officers, employees, agents and representatives, and any "group", within the meaning of Section 13(d)(3) of the Exchange Act, in which it, any of its affiliates, or any of its or their directors, officers, employees, agents or representatives, is a member) shall not directly or indirectly: (i) acquire beneficial ownership or control of any equity securities of the Company, other than the ICII Shares owned prior to the date of this Agreement; (ii) other than certain mortgage loans (or underlying real property) that may be resold to SPB and/or Franchise Mortgage Acceptance Corp., in any manner acquire or agree, attempt, seek or propose to acquire (or make any request for permission with respect thereto), by purchase, merger, through the acquisition of control of another person, by joining a partnership, limited partnership, syndicate or other group, or otherwise, ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Exchange Act) of any of the assets or businesses of the Company or any securities issued by the Company, or any rights or options to acquire such ownership (including from a third party);
(iii) make, or in any way cause or participate in, any "solicitation" of "proxies" to vote (as such terms are defined in Regulation 14A under the Exchange Act), or communicate with, seek to advise, encourage or influence any person or entity, in any manner, with respect to the voting of, any voting securities of the Company, or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 promulgated under the Exchange
Act) with respect to the Company, or execute any written consent with respect to the Company; (iv) make or cause to be made or reasserted any proposal for the acquisition of the Company or any assets or securities thereof or for any extraordinary transaction involving the Company, including any merger, or other business combination, restructuring, recapitalization, liquidation or similar transaction; (v) initiate, propose or otherwise solicit stockholders for the approval of one or more stockholder proposals with respect to the Company or induce or attempt to induce any other person to initiate any stockholder proposal, or seek election to or seek to place a representative on the Board of Directors of the Company (other than existing members of the Company Board on the date hereof) or seek the removal of any member of the Company Board; (vi) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of the Company; (vii) otherwise act, alone or in concert with others, to seek to control or influence the management, the Company Board or the policies of the Company (except as permitted or required by the Management Agreement or by such person's status as a director or officer of the Company); (viii) disclose any intention, plan or arrangement, or make any public announcement inconsistent with the foregoing; (ix) advise, assist or encourage or finance (or assist or arrange financing to or for) any other person in connection with any of the foregoing; (x) enter into any discussions, negotiations, arrangements or understandings with any other person in connection with any of the foregoing; or
(xi) request a waiver of any of the foregoing. In the event ICII shall determine to do any of the foregoing with respect to a Qualifying Alternative Transaction, it shall promptly amend its Schedule 13D filed with respect to the Shares (the "Schedule 13D") to reflect such change.
             ------------

          (b) A "Qualifying Alternative Transaction" shall refer to any
                 ----------------------------------
transaction (i) by which ICII, alone or with others, acquires or seeks to acquire all of the Shares for cash consid-eration to the holders of Shares (payable in U.S. dollars) at a price that is not less than the Merger Consideration (except that such price may be adjusted to take account of any extraordinary distribution made by the Company following the termination of the Merger Agreement, or any issuance or repurchase by the Company of interests or instruments convertible or exchangeable into or for capital stock of the Company following the termination of the Merger Agreement) (provided, however, that the amount of any break-up fee agreed to be paid by the Company to a third party pursuant to an agreement relating to a Superior Proposal with such third party shall not exceed $6 million); (ii) proposed after the Merger Agreement is terminated by ICII solely in response to a definitive Superior Proposal for which the consideration to be paid thereunder does not consist entirely of cash or cash equivalent securities or instruments; and (iii)
(x) not subject to any conditions to consummation not contained in this Agreement with respect to the Merger and (y) in connection with which ICII shall undertake and remain subject to (A) all the terms and conditions of this Agreement that are for benefit of any third party (whether or not such party is a third party beneficiary hereof) as contemplated herein and (B) all of the terms and conditions of this Agreement set forth on Schedule IV, and the consummation of any Qualifying Alternative Transaction by ICII shall constitute an agreement by ICII to abide by the terms hereof referred to in this clause
(y), mutatis mutandis.

          (c) If such Qualifying Alternative Transaction is effected by tender offer (i) such offer shall have a non-waivable minimum condition that ICII shall not accept for payment any tendered Shares, unless there are validly tendered and not properly withdrawn prior to the expiration date for such offer, that number of Shares representing a majority of the total number of issued and outstanding Shares, other than the ICII Shares, and (ii) if such offer is consummated, ICII shall effect a second-step merger in which Company Stockholders not tendering in such offer shall receive the same per share consideration as they would have received had they tendered in the tender offer. ICII shall, in accordance with Section 1.11, promptly amend its Schedule 13E-3 and its Schedule 13D to reflect the terms of any Qualifying Alternative Transaction it may propose.

          (d) ICII covenants and agrees that it shall not (i) with respect to any Qualifying Alternative Transaction to be effected by tender offer or by the purchase of any Shares, permit the tender of any Shares to become irrevocable or purchase any Shares tendered or offered to be sold in connection with such Qualifying Alternative Transaction, or (ii) with respect to any Qualifying Alternative Transaction to be effected in any other manner, obtain the required approval of the Company Stockholders for such Qualifying Alternative Transaction, consummate such Qualifying Alternative Transaction or make the consummation of such Qualifying Alternative Transaction otherwise not subject to further approval by Company Stockholders, in either case before two business days following the date of the meeting of the Company Stockholders called for the purpose of approving a Superior Proposal, with the purpose and effect that the Company Stockholders shall in fact have the opportunity to accept and benefit from such Superior Proposal should they so desire, without any timing advantage being afforded to such Qualifying Alternative Transaction.

          Section 4.15  Transfer and Gains Taxes.  The Company and ICII shall
                        ------------------------
cooperate in the preparation, execution
and filing of any returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp taxes, any transfer, recording, registration or other fees or any similar taxes which may become payable in connection with the Merger (together with any related interests, penalties or additions to tax, "Transfer and Gains Taxes"). The Surviving Corporation shall pay, and not deduct
 ------------------------
or withhold, any Transfer and Gains Taxes from any amounts payable to the former holders of the Company's Shares.

          Section 4.16  Access to Information.
                        ---------------------

          (a) Between the date hereof and the Effective Time, the Company, upon reasonable notice and during the Company's ordinary business hours, (i) will not prevent ICII and its authorized representatives from having reasonable access to the employees of the Manager, and to the offices and other facilities and the books and records of the Company and its subsidiaries, (ii) will permit ICII and its authorized representatives to make such inspections as ICII and its authorized representatives may, from time to time, reasonably request and will cause the Company's officers and those of its subsidiaries, and their respective accountants and outside legal counsel, to furnish ICII and its authorized representatives with such financial and operating data and other information with respect to the business, properties and personnel of the Company and its subsidiaries as ICII and its authorized representatives may from time to time reasonably request, provided that no investigation pursuant to this Section 4.16(a) shall affect or be deemed to modify any of the representations or warranties made by the Company.

          (b) ICII agrees that all information received from the Company or the Manager as contemplated by this Section shall be deemed received pursuant to the Confidentiality Agreement, dated as of June 22, 1999, between the parties (the "Confidentiality Agreement"), and that ICII shall, and shall cause its
 -------------------------
subsidiaries, affiliates and their respective directors, officers, employees, agents and representatives to, comply with the provisions of the Confidentiality Agreement with respect to such information, and the provisions of the Confidentiality Agreement are hereby incorporated by reference with the same effect as if fully set forth herein.

          Section 4.17  Excess Share Provision.  The parties agree that the
                        ----------------------
provisions of Article VII of the Company Charter may apply to the transactions contemplated by this Agreement. Therefore, prior to the Effective Time, the Board of Directors of the Company shall, pursuant to the second sentence of
Section 7.1.7 of the Company Charter and subject to and conditioned upon receipt of the items contemplated by clauses (i), (ii) and (iii) below, exempt the transactions contemplated hereby, including the Merger (the "Exemption"), from
                                                             ---------
the restrictions set forth in Section 7.1.2(a) of the Company Charter. In furtherance of the foregoing, prior to the Effective Time, ICII shall cooperate with the Company in obtaining, or shall cause to be delivered to the Company's Board of Directors, as applicable, the following:

               (i) an opinion of Piper & Marbury L.L.P. (the "Opinion") to the
                                                              -------
          effect that the restrictions contained in Section 7.1.2(b), Section 7.1.2(c) and/or Section

          7.1.2(d) of the Company Charter will not be violated by the consummation of the transactions contemplated by this Agreement,

               (ii) such representations and undertakings contemplated by
          Section 7.1.7 of the Company Charter and such representations and warranties appropriate for the tax opinion certificate to be delivered to support the legal opinion described in clause (i), in each case including the representations and undertakings set forth in Exhibit A
                                                                      ---------
          to this Agreement, as are reasonably necessary to ascertain that no individual's "Beneficial Ownership" or "Constructive Ownership" of shares of "Equity Stock" will violate the "Ownership Limit" (as each of those terms is defined in Section 7.1.1 of the Company Charter; such Ownership Limit being referred to herein as the "Individual
                                                                ----------
          Ownership Limit"), and
          ---------------

               (iii) the written agreement of ICII that any violation or attempted violation of the Individual Ownership Limit will result in the Shares acquired pursuant to this Agreement being transferred to a trust contemplated by Section 7.1.3 of the Company Charter to the extent necessary to avoid such violation.

The parties agree that application of Article VII of the Company Charter to the Merger shall not be deemed to constitute a breach of any representation, warranty, covenant or agreement contained in this Agreement, nor the failure to satisfy any condition to the consummation of the transactions contemplated hereby (except as provided in Section 5.2(c), with respect to the Company, and Section 5.3(c), with respect to ICII).

          Section 4.18  State Takeover Statutes.  The Company will use its
                        -----------------------
reasonable efforts to take all permissible actions it believes necessary to exempt the Merger from the operation of any applicable "fair price," "moratorium," "business combination," "control share acquisition" or any other applicable anti-takeover statute enacted under the state or federal laws of the United States or any similar statute or regulation. The Company will not exercise any rights it may have under applicable anti-takeover statutes to nullify or delay this Agreement or the consummation of the transactions contemplated hereby.

                                   ARTICLE V

                    CONDITIONS TO CONSUMMATION OF THE MERGER

Section 5.

          Section 5.1  Conditions to Each Party's Obligations to Effect the
                       ----------------------------------------------------
Merger.  The respective obligations of ICII, Merger Sub and the Company to
------
effect the transactions contemplated hereby are subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

          (a) this Agreement and the transactions contemplated hereby shall have been approved at the Special Meeting held after October 1, 1999 (i) by Company Stockholders in accordance with the Company Charter and (ii) by Company Stockholders representing a majority of the outstanding Shares entitled to vote at the Special Meeting (other than the ICII Shares); and

          (b) no existing or future statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any Regulatory Entity which has the effect of making the consummation of the Merger illegal or prevents or prohibits consummation of the Merger. Each party agrees that, in the event that any such statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced, such party shall use its reasonable best efforts to cause such statute, rule, regulation, executive order, decree, ruling or injunction to be complied with, lifted or vacated.

          Section 5.2  Conditions to the Obligations of the Company.  The
                       --------------------------------------------
obligation of the Company to effect the Merger and the transactions contemplated hereby is subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

          (a) The representations and warranties of ICII and Merger Sub contained in this Agreement or in any other document delivered pursuant hereto shall be true and correct at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case, as of such date), except where the failure of such representations and warranties to be true and correct (without giving effect to any supplement to the ICII Disclosure Schedule after the date hereof or any materiality or material adverse effect qualifier) does not constitute an ICII Material Adverse Effect and at the Closing ICII and Merger Sub shall have delivered to the Company a certificate signed by their respective Chief Executive Officers to that effect;

          (b) Each of the obligations of ICII and Merger Sub to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed at or before the Effective Time, except for such non-performances as would not, in the aggregate, either have an ICII Material Adverse Effect or prevent or prohibit consummation of the Merger, and at the Closing ICII and Merger Sub shall have delivered to the Company a certificate signed by their respective Chief Executive Officers to that effect; and

          (c) The deliveries contemplated by clauses (i), (ii) and (iii) of
Section 4.17 shall have been made.

          Section 5.3  Conditions to the Obligations of ICII and Merger Sub.
                       ----------------------------------------------------
The obligation of ICII and Merger Sub to effect the Merger and the transactions contemplated hereby is subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

          (a) the representations and warranties of the Company contained in this Agreement or in any other document delivered pursuant hereto shall be true and correct at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case, as of such date), except where the failure of such representations and warranties to be true and correct (without giving effect to any supplement to the Company Disclosure Schedule after the date hereof or any materiality or material adverse effect qualifier) does not have and would not have a Company Material Adverse Effect and at the Closing the Company shall have delivered to ICII a certificate signed by its Chief Executive Officer to that effect;

          (b) each of the obligations of the Company to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed at or before the Effective Time, except for such non-performances as would not, in the aggregate, have a Company Material Adverse Effect or prevent or prohibit consummation of the Merger, and at the Closing the Company shall have delivered to ICII a certificate signed by its Chief Executive Officer to that effect; and

          (c) The Exemption shall have been granted; provided, however, that
                                                     --------  -------
neither ICII nor Merger Sub may rely on the failure of this condition if any of the deliveries contemplated by clauses (ii) and (iii) of Section 4.17 required to be delivered by ICII have not been made (or if the delivery contemplated by clause (i) of Section 4.17 has not been made as a result of the failure of such deliveries).

          Section 5.4  Frustration of Closing Conditions.  Neither ICII, Merger
                       ---------------------------------
Sub nor the Company may rely on the failure of any condition set forth in Sections 5.1 through 5.3 to be satisfied if such failure was caused by such party's failure to use reasonable best efforts to consummate the Merger and the transactions contemplated hereby, as required by and subject to Section 4.4.

                                   ARTICLE VI

                         TERMINATION; AMENDMENT; WAIVER

Section 6.

          Section 6.1  Termination.  This Agreement may be terminated and the
                       -----------
Merger and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after the Company Stockholders approve the Merger:

          (a) by mutual written consent of ICII and the Company;

          (b) by ICII or the Company if (i) any Regulatory Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the acceptance for payment of, or payment for Shares and such order, decree, ruling or other action is or shall have become final and nonappealable; provided that no party may ter-minate this Agreement pursuant to this paragraph if such party has failed to fulfill its obligations under Section 5.1(b) of this Agreement; (ii) the Merger has not been consummated prior to January 31, 2000; or (iii) the approval of this Agreement by the Company Stockholders as provided in Section 5.1(a) shall not have been obtained at the Special Meeting or any adjournment or postponement thereof;

          (c) by the Company if, prior to the Effective Time, the Company Board approves or recommends another offer or an agreement to effect a proposal made by a third party to effect a Superior Proposal in accordance with Section 4.3;

          (d) by ICII if, prior to the Effective Time, the full Company Board
(i) shall have withdrawn or modified in a manner adverse to ICII or Merger Sub its approval or recommendation of this Agreement or the Merger, (ii) shall have approved or recommended another offer or an agreement to effect a proposal made by a third party (other than an affiliate of ICII) to effect a Superior Proposal, or (iii) shall have resolved to effect any of the foregoing;

          (e) by the Company if prior to the consummation of the Merger (i)(A) any of the representations and warranties of ICII or Merger Sub contained in this Agreement and qualified as to materiality or ICII Material Adverse Effect were untrue or incorrect when made or have since become untrue or incorrect or
(B) any other representations or warranties of ICII or Merger Sub contained in this Agreement were when made or have since become untrue or incorrect and, except as to the representations and warranties in Section 3.9 as to which the following qualification shall not apply, such breach could reasonably be expected, individually or in the aggregate, to have an ICII Material Adverse Effect, or (ii) ICII or Merger Sub shall have breached or failed to comply in any material respect with any of their respective agreements or obligations under this Agreement, which breach shall not have been cured prior to 20 business days following notice of such breach (provided that such notice and grace period shall not be applicable to ICII's covenants in Section 4.11 as to the SPB Loans);

          (f) by ICII if prior to the consummation of the Merger (i) (A) any of the representations or warranties of the Company contained in this Agreement and qualified as to materiality or Company Material Adverse Effect were untrue or incorrect when made or have since become untrue or incorrect or (B) any other representations or warranties of the Company contained in this Agreement were when made or have become untrue or incorrect and such breach could reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, or (ii) the Company shall have breached or failed to comply in any material respect with any of its agreements or obligations under this Agreement, which breach shall not have been cured 20 business days following notice of such breach.

The party desiring to terminate this Agreement pursuant to this Section 6.1 shall give written notice of such termination to the other party. Neither party may terminate this Agreement pursuant to this Section if such party has failed to use reasonable best efforts to consummate the Merger and the transactions contemplated hereby, as required by and subject to Section 4.4.

In the event this Agreement is terminated pursuant to Section 6.1(c) or 6.1(d)(ii) as the result of a Superior Proposal entered into as contemplated by
Section 4.3(a), ICII hereby agrees to vote,
tender or exchange, and to use its reasonable best efforts to cause any other ICII Shares to be voted, tendered or exchanged, in favor of such Superior Proposal; provided, that such Superior Proposal is an all-cash transaction.
          --------

          Section 6.2  Effect of Termination.  In the event of the termination
                       ---------------------
and abandonment of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders, other than the provisions of this Section and Sections 1.8, 2.6, 3.5, 4.11, 4.14, 6.3 and Article VII. Nothing contained in this Section shall relieve any party from liability for any willful breach of this Agreement.

          Section 6.3  Expenses.
                       --------

          (a) Upon the termination of this Agreement pursuant to Section 6.1(c) or 6.1(d)(ii), the Company shall promptly pay ICII an amount equal to the lesser of (x) two million dollars ($2,000,000) and (y) ICII's actual expenses related to this Agreement and the transactions contemplated hereby (not including any investment banking fees other than the reimbursement of out-of-pocket expenses and not including any fees relating to arrangements related to the financing of the transactions contemplated hereby).

          (b) In the event that this Agreement shall be deemed void or voidable pursuant to Section 3-602 of the MGCL by a final, non-appealable order, ICII shall promptly after such determination pay to the Company an amount equal to the Company's actual expenses related to this Agreement and the transactions contemplated hereby.

          (c) Except as specifically provided in this Section, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

          Section 6.4  Amendment.  This Agreement may be amended by action taken
                       ---------
by the Company, ICII and Merger Sub at any time before or after approval of the Merger by the Company Stockholders but, after any such approval, no amendment shall be made which requires the approval of such stockholders under applicable law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

          Section 6.5  Extension; Waiver.  At any time prior to the Effective
                       -----------------
Time, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance by the other parties with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party and expressly referring to this Agreement. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                  ARTICLE VII

                                 MISCELLANEOUS

Section 7.

           Section 7.1  Non-survival of Representations and Warranties.  The
                        ----------------------------------------------
representations and warranties made herein shall not survive beyond the Effective Time or a termination of this Agreement. This Section shall not limit any covenant or agreement which by its terms contemplates performance after the Effective Time.

          Section 7.2  Entire Agreement; Assignment.  This Agreement (including
                       ----------------------------
the documents and instruments referred to herein) (i) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise.

          Section 7.3  Notices. All notices, requests, demands and other
                       -------
communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand (including recognized courier service) or mailed, certified or registered mail with postage prepaid, or communicated by facsimile transmission (receipt confirmed), as follows:

          if to ICII or Merger Sub:

               Imperial Credit Industries Inc.
               23550 Hawthorne Boulevard, Building-1
               Torrance, California 90505
               Attention:  H. Wayne Snavely
               Fax:  (310) 791-9955

          with copies to:

               Imperial Credit Industries Inc.
               23550 Hawthorne Boulevard, Building-1
               Torrance, California  90505
               Attention:  Irwin Gubman
               Fax:  (310) 791-8230
and:

               Mayer, Brown & Platt
               350 South Grand Avenue, 25/th/ Floor
               Los Angeles, California  90071-1503
               Attention:  James R. Walther, Esq.
               Fax:  (213) 625-0248

          if to the Company:

               Imperial Credit Commercial
               Mortgage Investment Corp.
               11601 Wilshire Boulevard, Suite 2080
               Los Angeles, California  90023
               Attention:  Mark S. Karlan
               Fax:  (310) 231-1281

          with copies to:

               Joseph A. Jaconi, Jr.
               Chairman of the Special Committee
               of the ICCMIC Board of Directors
               Joseph Jaconi Company, Inc.
               P.O. Box 3907
               Palo Verdes Peninsula, California  90274
               Fax:  (310) 373-8140

          and:

               Sonnenschein Nath & Rosenthal
               8000 Sears Tower
               Chicago, Illinois 60606-6404
               Attention:  Andrew L. Weil, Esq.
               Fax:  (312) 876-7934

          and:

               Wachtell, Lipton, Rosen & Katz
               51 West 52nd Street
               New York, New York  10019
               Attention:  Adam O. Emmerich, Esq.
               Fax:  (212) 403-2000

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

          Each such notice, request, demand, application, service of process and other communication shall be deemed to have been given (i) as of the date faxed or delivered (which, with respect to a recognized courier service, shall be deemed to mean the business day following the date sent), (ii) as of the fifth business day after the date mailed, or (iii) if given by any other means, only when actually received by the addressee.

          Section 7.4  Governing Law.  This Agreement shall be governed by and
                       -------------
construed in accordance with the laws of the State of Maryland without regard to the principles of conflicts of law thereof.

          Section 7.5  Descriptive Headings; Schedules, Interpretation.
                       -----------------------------------------------

          (a) The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Any matter disclosed pursuant to any Section of the Company Disclosure Schedule or the ICII Disclosure Schedule shall be deemed to qualify each representation and warranty of the Company, ICII and Merger Sub, respectively. Any matter set forth in the Company SEC Reports or the ICII SEC Reports, as the case may be, shall be deemed to be set forth in the applicable Section of the Company Disclosure Schedule or the ICII Disclosure Schedule, as the case may be, and no matter disclosed in the Company SEC Reports or the ICII SEC Reports shall be deemed to constitute a breach of any representation or warranty of the Company, ICII or Merger Sub, as the case may be, set forth herein.

          (b) As used in this Agreement, (i) the term "includes" and the word
                                                       --------
"including" and words of similar import shall be deemed to be followed by the
----------
words "without limitation"; (ii) "control" (including its correlative meanings,
                                  -------
"controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership or other interests, by contract or otherwise; (iii) "Person"
                                                                    ------
means, as applicable, a natural person, firm, partnership, limited liability company, joint venture, corporation, association, business enterprise, joint stock company, unincorporated association, trust, Regulatory Entity (as defined in Section 2.4 hereof) or any other entity, whether acting in an individual, fiduciary or other capacity; (iv) references to "knowledge" in this Agreement,
                                                 ---------
or words of similar import, shall mean the actual knowledge of the Persons named in Section 7.5 of the Company Disclosure Schedule (where used herein with respect to the Company) and shall mean the actual knowledge of the Persons named in Section 7.5 of the ICII Disclosure Schedule (where used with respect to
ICII); (v) definitions contained in this Agreement apply to singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms; (vi) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (vii) the terms "hereof,"
                                                                   ------
"herein," and "herewith" and words of similar import shall, unless otherwise
-------        --------
stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, paragraph, Schedule and Exhibit references are to the Articles, Sections, paragraphs, Schedules and Exhibit to this Agreement unless otherwise specified; (viii)
the word "or" shall not be exclusive; (ix) provisions shall apply, when
          --
appropriate, to successive events and transactions; and (x) the terms "subsidiary" and "affiliate", as used herein with reference to ICII, shall be
 ----------       ---------
deemed not to include the Company and its subsidiaries, and the term "affiliate", as used herein with reference to the Company, shall be deemed not
 ---------
to include ICII and its subsidiaries and affiliates, other than the Company and its subsidiaries.

          Section 7.6  Parties in Interest.  This Agreement shall be binding
                       -------------------
upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and except as provided in Sections 1.9, 1.10, 4.7 and 4.13 nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

          Section 7.7  Severability.  If any term or other provision of this
                       ------------
Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

          Section 7.8  Consent to Jurisdiction.  Each of the parties hereto (i)
                       -----------------------
consents to submit itself to the personal jurisdiction of any federal court located in the State of Maryland or any Maryland state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement in any court other than a federal court sitting in the State of Maryland or a Maryland state court.

          Section 7.9  Enforcement.  The parties hereto agree that irreparable
                       -----------
damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court sitting in the State of Maryland or in any Maryland state court, in addition to any other remedy to which any party is entitled at law or in equity.

          Section 7.10  Counterparts.  This Agreement may be executed in
                        ------------
counterparts, each of which shall be deemed to be an original, but both of which shall constitute one and the same agreement.

          IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                       IMPERIAL CREDIT COMMERCIAL
                                       MORTGAGE INVESTMENT CORP.

                                       By:  /s/ Mark Karlan
                                          -----------------------------
                                          Name:  Mark Karlan
                                          Title:  President and CEO


                                       IMPERIAL CREDIT INDUSTRIES, INC.

                                       By:  /s/ H. Wayne Snavely
                                          -----------------------------
                                          Name:  H. Wayne Snavely
                                          Title:  Chairman


                                       ICCMIC ACQUISITION CORP.

                                       By:  /s/ H. Wayne Snavely
                                          -----------------------------
                                          Name:  H. Wayne Snavely
                                          Title:  Chairman